UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 22, 2013

Swift Transportation Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35007	20-5589597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 South 75th Avenue, Phoenix, Arizona	85043
(Address of Principal Executive Offices)	(Zip Code)

(602) 269-9700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2013, the Compensation Committee of the Board of Directors (the “Board”) of Swift Transportation Company (the “Company”) recommended and independent members of the Board approved grants of Restricted Stock Units (“RSUs”), stock options (“Options”) and Performance Units (“PUs”) under the Company’s 2007 Omnibus Incentive Plan, as amended and restated as of December 15, 2010 (the “Plan”) to those certain Named Executive Officers of the Company as provided in the table below.

Each RSU represents a contingent right to receive one share of the Company’s common stock. The RSUs vest in equal installments on each of the first three anniversaries of the date of grant. The Options have an exercise price of $13.36 per share, the closing price of the Company’s Class A common stock on February 22, 2013. The Options vest in three equal installments over a three year period beginning with the first anniversary from the award date. The PUs vest if the Company meets specified performance objectives related to return on net assets and its leverage ratio for a three year fiscal period beginning with the 2013 calendar year and ending on December 31, 2015.

All RSU, Option and PU awards are contingent upon continued employment with the Company. Vesting of awards of RSUs and Options shall automatically accelerate upon a termination of employment by the Company without cause or upon a Change of Control (as defined in the award agreements). Vesting of awards of PUs accelerate if a Change of Control (as defined in the form of PU award agreement) occurs two years from the date of grant and the Company has met the specified performance objectives related to return on net assets and its leverage ratio for the two fiscal years prior to the Change of Control. Upon a voluntary termination by the Named Executive Officers or termination by the Company for cause, all unvested RSUs, Options and PUs shall be forfeited by the Named Executive Officers.

The RSU, Option and PU awards were granted for the following number of shares to the following Named Executive Officers:

Named Executive Officer	Options	RSUs	PUs
Jerry Moyes, Chief Executive Officer	132,270	0	52,769
Richard Stocking, President, Chief Operating Officer	54,722	21,831	21,831
Virginia Henkels, Executive Vice President, Chief Financial Officer	20,325	8,109	8,109
James Fry, Executive Vice President General Counsel	11,820	4,716	4,716
Kenneth Runnels, Executive Vice President Operations	11,726	4,678	4,678

The foregoing description of the RSU, Option, and PU awards are not a complete description of all of the rights and obligations and is qualified in its entirety by reference to the Plan filed as Exhibit 10.5 to the Form 10-K for the year ended December 31, 2010, the form of Restricted Stock Unit Award Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, the form of Option Award Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and the form of Performance Unit Award Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K, each of which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Form of Restricted Stock Unit Award Agreement

10.2	Form of Option Award Notice

10.3	Form of Performance Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2013

SWIFT TRANSPORTATION COMPANY

/s/ James Fry
By:	James Fry
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement

10.2	Form of Option Award Notice

10.3	Form of Performance Unit Award Agreement